EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of SD Products Corp. on Form SB-1 of our report dated December 13, 1999 on the financial statements of the company, apearing in teh Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.



                                                /s/DURLAND & COMPANY, CPAs, P.A.
                                                --------------------------------
                                                   Durland & Company, CPAs, P.A.

Palm Beach, Florida
September 21, 2000